Yongye International Announces Third Quarter 2012 Financial Results

BEIJING, November 9 , 2012 -- Yongye International, Inc. (NASDAQ: YONG), ("Yongye" or the "Company") a leading developer, manufacturer, and distributor of crop nutrient products in the People's Republic of China ("PRC"), today announced its financial results for the quarter ended September 30, 2012.

Third Quarter 2012 Financial Highlights

•	Revenue decreased 7.7% to $129.7 million from $140.6 million in the third quarter of 2011

•	Gross profit decreased 5.9% year-over-year to $80.5 million

•	Income from operations decreased 55.0% to $22.8 million

•	Net income attributable to Yongye decreased 57.0% to $16.8 million from $39.1 million for the same period of 2011. Diluted earnings per share for the quarter was $0.28, compared to $0.69 for the same period of 2011

•	Adjusted net income attributable to Yongye, which excludes non-cash expenses related to share-based compensation for management and independent directors, the amortization of the acquired Hebei customer list, a change in the fair value of derivative liabilities, and goodwill impairment charge, was $29.7 million, or $0.51 per diluted share, compared to $39.7 million, or $0.70 per diluted share, in the same period last year*

•	Cash flows used in operating activities was $(52.3) million for nine months ended September 30, 2012, compared to cash flows used in operating activities of $(20.5) million in the same period of 2011

Orders and shipments for the third quarter were very strong, while selling prices have remained stable. The shipments made by the Company in the third quarter of 2012 and 2011 were 14,251 tons and 11,913 tons, respectively, representing a 19.6% increase over the prior year quarter. Despite this fact, the Company did not recognize revenue for a significant portion of those shipments, as a result of the previously disclosed delayed revenue recognition for certain distributors. It is important to reiterate that since the fourth quarter of 2011, for those provincial-level distributors with prolonged payment records, the Company has recognized revenue upon the receipt of cash, instead of upon shipments. Yongye continues to provide these provincial-level distributors with six-month credit terms. During the third quarter of 2012, the Company primarily collected cash for sales to these distributors with shipments made in the first quarter of 2012, which is a non-peak season for the Company. Consequently, a significant amount of sales and related profits were not recorded in the Company’s financial statements for the third quarter of 2012.

Mr. Zishen Wu, Chairman and Chief Executive Officer of Yongye International, stated, “Despite the impact we continue to feel from the delayed revenue recognition for certain distributors, our business trends remain very strong. Shipments for the quarter were up almost 20% and we continue to expand our reach while solidifying our brand by increasing the number of branded retailers with whom we partner. Additionally, during the quarter we completed our capacity expansion project at the Wuchuan Factory. We have now increased our manufacturing capacity by 52% to 70,000 tons compared to the 46,000 ton capacity that we had before this project was initiated. As we have stated previously, this is consistent with our strategy to expand our product diversity and capacity in order to take advantage of the growing market demand for our products.”

Third Quarter 2012 Results

Sales decreased by $10.9 million, or 7.7%, to $129.7 million in the third quarter of 2012, from $140.6 million for the same period of 2011, reflecting the existing revenue recognition issue. In the third quarter of 2012, total sales were from the regular crop nutrient. The Company’s two new products for crop seeds and roots did not contribute to third quarter revenue, as their sales season is during the first and second quarter months. During the third quarter of 2012, the number of branded retailers increased from 32,015 to 33,298, with the majority of newly recruited branded retailers located in Hebei, Henan, Jiangsu, Inner Mongolia, Guangdong and Shanxi provinces.

Gross profit was $80.5 million in the third quarter of 2012, compared to $85.6 million in the same period of 2011, a decrease of 5.9%. Gross margin was 62.1% in the third quarter of 2012, compared to 60.9% for the same period of 2011. The increase in gross margin was mainly due to the decreased purchase price of certain raw materials.

Selling expenses increased by $11.4 million, or 44.8%, to $37.0 million in the third quarter of 2012, from $25.6 million for the same period of 2011. The increase in selling expenses was primarily due to an increase in advertising and promotion expense and distributors’ seminar expenditure of $11.7 million related to marketing and promotional activities in our markets.

General and administrative (“G&A”) expenses decreased by $0.03 million, or 0.6%, to $4.82 million in the third quarter of 2012, from $4.85 million for the same period of 2011.

Research and development ("R&D") expenses were $5.2 million in the third quarter of 2012, compared to $4.5 million for the same period of 2011. The R&D expenses mainly consisted of field testing expenses for existing and new products on different crops, and in various geographic markets.

The Company conducted its annual impairment test in September 2012 to identify if goodwill, which related to its restructuring completed in October 2009, should be impaired. For the restructuring project, the Company gave certain cash and profit sharing rights to Inner Mongolia Yongye Biotechnology, its non-controlling interest owner, in exchange for its Shengmingsu manufacturing business. Based on a valuation analysis, taking into consideration the Company’s stock price during this recent annual impairment test, the Company determined to write off the full amount of goodwill related to the restructuring project. Therefore, a goodwill impairment loss of $10.7 million was recognized for the three and nine months ended September 30, 2012. This impairment loss does not represent any liabilities or cash payment. The amount of this write-off is insignificant to the Company’s balance sheet, representing less than 2% of the Company’s total assets on a post write-off basis.

Income from operations was $22.8 million in the third quarter of 2012, compared to $50.6 million in the same period of 2011. Excluding non-cash expenses related to share-based compensation for management and independent directors, the amortization of the acquired Hebei customer list, and goodwill impairment charge, third quarter 2012 adjusted income from operations was $35.5 million, or 27.3% of sales.* The decrease in income from operations was mainly due to the decrease in sales combined with the increase in selling expenses, as well as a $10.7 million goodwill impairment charge.

Net income attributable to Yongye was $16.8 million, or $0.28 per diluted share in the third quarter of 2012, compared to a net income of $39.1 million, or $0.69 per diluted share, in the same period of 2011. Excluding the impact of non-cash expenses related to share-based compensation for management and independent directors, the amortization of the acquired Hebei customer list, a change in the fair value of derivative liabilities, and goodwill impairment charge, adjusted net income attributable to Yongye for the third quarter of 2012 was $29.7 million, or $0.51 per diluted share, compared to adjusted net income of $39.7 million, or $0.70 per diluted share in the same period of 2011.*

Nine Months Financial Results

Revenue for the nine months ended September 30, 2012 increased 7.6% to $371.7 million from $345.5 million for the comparable period in 2011, while gross profit was $224.0 million, compared to $204.6 million in the first nine months of 2011. Gross margin was 60.3% for the nine months ended September 30, 2012, as compared to 59.2% for the same period of 2011.

Income from operations in the first nine months of 2012 was $98.2 million, compared to $113.4 million in the first nine months of 2011. Net income attributable to Yongye for the first nine months of 2012 was $74.3 million, compared to $87.0 million in the prior year period. In the first nine months of 2012, net income per diluted share was $1.31, as compared to $1.65 diluted earnings per share for the same period of 2011. Excluding the impact of non-cash expenses related to share-based compensation for management and independent directors, the amortization of the acquired Hebei customer list, a change in the fair value of derivative liabilities, and goodwill impairment charge, adjusted net income attributable to Yongye for the nine months ended September 30, 2012 was $91.0 million, or $1.60 per diluted share, compared to $93.6 million, or $1.78 per diluted share in the same period last year.*

(*) See the table following this press release for a reconciliation of gross profit, income from operations, net income and diluted EPS to exclude non-cash items related to share-based compensation for management and independent directors, the amortization of the acquired Hebei customer list, a change in the fair value of derivative liabilities, and goodwill impairment charge to the comparable financial measure prepared in accordance with US Generally Accepted Accounting Principles ("U.S. GAAP").

Financial Condition

As of September 30, 2012, the Company had $18.1 million in cash and restricted cash, compared to $81.2 million as of December 31, 2011. Working capital was $354.6 million, compared to $270.4 million at the end of 2011. The increase in accounts receivable of $140.9 million was consistent with the Company’s strong sales in the second and third quarter of this year due to seasonality. The Company had $25.3 million in short-term bank loans and $13.2 million in long-term debt as of September 30, 2012.  Stockholders' equity totaled $413.6 million as of September 30, 2012, compared to $331.9 million at the end of 2011. Cash flow used in operating activities was $(52.3) million and $(20.5) million for the nine months ended September 30, 2012 and 2011, respectively. The change was primarily due to the increase of $26.1 million in working capital employed. That was mainly driven by increases of accounts receivable and inventory.

Recent Developments

•	In the third quarter, the Company completed a capacity expansion project at the Wuchuan Facility. Yongye now has a total of 70,000 tons of combined annual design production capacity at the Wuchuan Facility and the Jinshan Facility.

•	Also during the third quarter, the Company continued the expansion of its branded retailers from 32,015 to 33,298, an increase of 4%. The majority of our newly recruited branded retailers are located in Hebei, Henan, Jiangsu, Inner Mongolia, Guangdong and Shanxi provinces. We remain focused on expanding our distribution networks and deepening our penetration in both new and existing markets.

•	On October 15, 2012, the Company’s Board of Directors received a preliminary, non-binding proposal made by Mr. Zishen Wu, the Company's Chairman of the Board and Chief Executive Officer, Full Alliance International Limited, Morgan Stanley Private Equity Asia Agriculture Holding Limited, and Abax Global Capital (Hong Kong) Limited (collectively, "Abax," together with Mr. Wu, Full Alliance and MSPEA, the "Buyer Parties"), to acquire all of the outstanding shares of Common Stock of Yongye not currently owned by the Buyer Parties in a going private transaction for $6.60 per share in cash, subject to certain conditions. A Special Committee was formed to consider certain potential transactions involving the Company (including the proposal) and has retained Cleary Gottlieb Steen & Hamilton LLP as its legal counsel to assist it in consideration of such matters.

•	In relation to the above-referenced to go private transaction, on October 25, 2012, the Special Committee of the Company’s Board of Directors retained Houlihan Lokey as the Special Committee's independent financial advisor. The Special Committee is evaluating and considering the Proposal as well as the Company's other alternatives. No decisions have been made by the Special Committee with respect to the Company's response to the Proposal. There can be no assurance that any definitive offer will be made, that any agreement will be executed or that this or any other transaction will be approved or consummated.

Business Outlook

According to the Company’s revenue recognition policy, certain distributors’ revenue is being recognized on a cash basis rather than a shipment basis. In addition, the Company’s distributors’ payment cycle has been longer in 2012 compared to prior years. As a result, the Company has difficulty knowing what its revenue will be with specificity until cash collection is completed. The second and third quarters are the largest quarters for shipments and as the Company provides six-month credit terms, it currently cannot predict how much cash it will collect in the fourth quarter of 2012. As a result, the Company believes it is prudent to temporarily withdraw the previously provided revenue and net income expectations. The Company intends to update the market in early January 2013 on collections as of year-end 2012.

The Company’s business growth and profitability remain strong. Yongye will now, and going forward, provide more formal expectations on shipments, which is not impacted by the revenue recognition issue mentioned above. The Company expects total shipments in 2012 to increase 30% with a total amount of $510 million over 2011, in line with its original full year revenue growth guidance. The Company also reaffirms that its branded retailer network will be expanded to 35,000 by the end of 2012, which represents a 16.3% increase over the 2011 year-end number of 30,086.

Conference Call

The Company will host a conference call at 8:30 a.m. Eastern Time on November 9, 2012, to discuss its third quarter 2012 results.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: +1 (866) 519-4004. International callers should dial +1 (718) 354-1231. The conference pass code is 648 23 232.

For those who are unable to participate on the live conference call, a replay will be available for fourteen days starting from 11:30 a.m. Eastern Time on November 9 to 23:59 Eastern Time on November 23. To access the replay, please dial +1 (855) 452-5696. International callers should dial +1 (646) 254-3697. The replay pass code is 648 23 232. A webcast recording of the conference call will be accessible through Yongye's website at www.yongyeintl.com.

Use of Non-GAAP Financial Measures

GAAP results for the three months and nine months ended September 30, 2012 and 2011 include non-cash items related to share-based compensation for management and independent directors, the amortization of the acquired Hebei customer list, a change in the fair value of derivative liabilities, and goodwill impairment charge.  To supplement the Company's condensed consolidated financial statements presented on a U.S. GAAP basis, the Company has provided adjusted financial information excluding the impact of these items in this release. Such adjustment is a departure of U.S. GAAP; however, the Company's management believes that these adjusted measures provide investors with a better understanding of how the results relate to the Company's historical performance. These adjusted measures should not be considered an alternative to net income, or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP.  These measures are not necessarily comparable to a similarly titled measure of another company. A reconciliation of the adjustments to U.S. GAAP results appears in the table accompanying this press release. This additional adjusted information is not meant to be considered in isolation or as a substitute for U.S. GAAP financials. The adjusted financial information that the Company provides also may differ from the adjusted information provided by other companies.

About Yongye International, Inc.

Yongye International, Inc. is a leading crop nutrient company headquartered in Beijing, with its production facilities located in Hohhot, Inner Mongolia, China. Yongye’s principal product is a liquid crop nutrient, from which the Company derived substantially all of the sales in 2011. The Company also produces powder animal nutrient product which is mainly used for dairy cows. Both products are sold under the trade name "Shengmingsu," which means "life essential" in Chinese. The Company's patented formula utilizes fulvic acid as the primary compound base and is combined with various micro and macro nutrients that are essential for the health of the crops. The Company sells its products primarily to provincial level distributors, who sell to the end-users either directly or indirectly through county-level and village-level distributors. For more information, please visit the Company's website at www.yongyeintl.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contacts

Yongye International, Inc.

Ms. Kelly Wang

Finance Director – Capital Markets

Phone: +86-10-8231-9608

E-mail: ir@yongyeintl.com

Ms. Wendy Xuan

Business Associate

Phone: +86-10-8232-8866 x 8827

E-mail: ir@yongyeintl.com

FTI Consulting

Mr. John Capodanno (U.S. Contact)

Phone: +1-212-850-5705

E-mail: john.capodanno@fticonsulting.com

(Financial Tables to Follow)

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YONGYE INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS

	September 30, 2012		December 31, 2011
Current assets
Cash	US$	18,039,589	US$	81,154,880
Restricted cash		40,000		40,000
Accounts receivable, net of allowance for doubtful accounts		294,539,045		153,629,522
Inventories		110,778,185		86,117,000
Deposits to suppliers		26,729,093		2,664,360
Prepaid expenses		620,215		4,954,359
Other receivables		389,560		385,263
Deferred tax assets		1,347,371		2,283,388
Total Current Assets		452,483,058		331,228,772

Property, plant and equipment, net		26,567,836		21,929,444
Intangible asset, net		19,581,735		21,649,890
Land use right, net		6,067,103		6,129,151
Prepayment for mining project		35,691,140		35,511,520
Distributor vehicles		46,821,955		31,621,465
Goodwill		-		10,694,636
Total Assets		587,212,827		458,764,878

Current liabilities
Short-term bank loans		25,290,445		28,308,563
Long-term loans and payables - current portion		8,638,977		4,279,234
Capital lease obligations - current portion		372,731		-
Accounts payable		26,678,383		13,098,183
Income tax payable		13,120,557		3,161,538
Advance from customers		140,352		4,095,580
Accrued expenses		19,102,685		4,437,220
Other payables		4,066,737		3,159,070
Derivative liabilities - fair value of warrants		451,747		317,183
Total Current Liabilities		97,862,614		60,856,571

Long-term loans and payables		10,978,658		7,464,683
Capital lease obligations - long term		2,237,404		-
Other non-current liability		4,319,581		4,297,842
Deferred tax liabilities		7,023,293		4,857,800
Total Liabilities		122,421,550		77,476,896

Redeemable Series A convertible preferred shares: par value $.001; 7,969,044 shares authorized; 6,079,545 shares and 5,681,818 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively		51,208,657		49,399,990

Equity
Common stock: par value $.001; 75,000,000 shares authorized; 49,370,711 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively		49,371		49,371
Additional paid-in capital		154,304,643		150,654,849
Retained earnings		221,308,562		148,804,997
Accumulated other comprehensive income		18,786,563		17,078,758
Total equity attributable to Yongye International, Inc.		394,449,139		316,587,975
Noncontrolling interest		19,133,481		15,300,017
Total Equity		413,582,620		331,887,992

Commitments and Contingencies				-

Total Liabilities, Redeemable Series A Convertible Preferred Shares and Equity		587,212,827		458,764,878

YONGYE INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the Three Months Ended				For the Nine Months Ended
	September 30, 2012		September 30, 2011		September 30, 2012		September 30, 2011

Sales	US$	129,734,770	US$	140,593,777	US$	371,726,400	US$	345,519,853

Cost of sales		49,223,371		55,013,997		147,712,243		140,874,455

Gross profit		80,511,399		85,579,780		224,014,157		204,645,398

Selling expenses		37,009,019		25,557,635		89,766,666		62,391,878

Research and development expenses		5,160,458		4,541,392		14,054,000		11,150,006

General and administrative expenses (including a reversal of allowance for doubtful accounts of US$6,334,832 and US$ nil for the nine months ended September 30, 2012 and 2011, respectively)		4,823,781		4,854,225		11,261,073		17,718,549

Impairment loss of goodwill		10,748,731		-		10,748,731		-

Income from operations		22,769,410		50,626,528		98,183,687		113,384,965

Other income/(expenses)
Interest expense		(1,130,175)		(496,509)		(3,236,470)		(806,371)
Interest income		312,206		40,702		447,616		67,866
Subsidy income		-		-		-		655,071
Other (expense)/ income, net		(135,382)		76,321		(100,666)		177,940
Change in fair value of derivative liabilities		(203,851)		119,663		(134,564)		533,250

Total other (expenses) /income, net		(1,157,202)		(259,823)		(3,024,084)		627,756

Earnings before income tax expense		21,612,208		50,366,705		95,159,603		114,012,721

Income tax expense		4,084,473		9,116,471		17,096,901		21,876,518

Net income		17,527,735		41,250,234		78,062,702		92,136,203
Less: Net income attributable to the noncontrolling interest		707,656		2,126,046		3,750,470		5,108,823

Net income attributable to Yongye International, Inc.		16,820,079		39,124,188		74,312,232		87,027,380

Net income per share of common stock:
Basic		0.28		0.69		1.31		1.66
Diluted		0.28		0.69		1.31		1.65

Weighted average shares used in computation:
Basic		49,370,711		49,370,711		49,370,711		48,948,944
Diluted		49,370,711		49,472,773		49,370,711		49,057,131

Net income		17,527,735		41,250,234		78,062,702		92,136,203
Other comprehensive income
Foreign currency translation adjustment, net of nil US$ income taxes		(847,511)		3,334,751		1,790,799		9,006,908

Comprehensive income		16,680,224		44,584,985		79,853,501		101,143,111
Less: Comprehensive income attributable to the noncontrolling interest		667,794		2,280,815		3,833,464		5,515,394
Comprehensive income attributable to Yongye International, Inc.		16,012,430		42,304,170		76,020,037		95,627,717

YONGYE INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	September 30, 2012		September 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	US$	78,062,702	US$	92,136,203
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization		11,353,583		5,320,798
Goodwill impairment loss		10,748,731		-
Reversal of allowance for doubtful accounts		(6,334,832)		-
Change in fair value of derivative liabilities		134,564		(533,250)
Stock compensation expense		3,649,794		4,950,600
Deferred tax (benefit)/expense		(276,459)		162,234
Changes in operating assets and liabilities:
Accounts receivable		(133,726,272)		###########
Inventories		(24,286,936)		19,215,136
Deposits to suppliers		(23,970,641)		6,490,269
Prepaid expenses		4,365,644		(701,236)
Other receivables		(2,040)		280,068
Distributor vehicles		(6,417,878)		(5,937,069)
Accounts payable		13,526,323		4,067,065
Income tax payable		9,955,073		9,233,827
Advance from customers		(3,987,053)		102,835
Accrued expenses		14,657,056		17,837,436
Other payables		271,634		1,546,503
Net Cash used in Operating Activities		(52,277,007)		(20,510,491)

YONGYE INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL DATA

	Gross Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
GAAP amount per consolidated statement of income	$80,511,399	$85,579,780	$224,014,157	$204,645,398
Amortization of the acquired Hebei customer list	$723,107	$713,241	$2,171,978	$2,112,086
Adjusted Amount	$81,234,506	$86,293,021	$226,186,135	$206,757,484

	Income from Operations
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
GAAP amount per consolidated statement of income	$22,769,410	$50,626,528	$98,183,687	$113,384,965
Non-cash management compensation expense	$1,225,478	-	$3,649,794	$4,950,600
Amortization of the acquired Hebei customer list	$723,107	$713,241	$2,171,978	$2,112,086
Impairment of Goodwill	$10,748,731	-	$10,748,731	-
Adjusted Amount	$35,466,726	$51,339,769	$114,754,190	$120,447,651

	Net income (attributable to Yongye)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
GAAP amount per consolidated statement of income	$16,820,079	$39,124,188	$74,312,232	$87,027,380
Change in fair value of derivative liabilities	$203,851	($119,663)	$134,564	($533,250)
Non-cash management compensation expense	$1,225,478	-	$3,649,794	$4,950,600
Amortization of the acquired Hebei customer list	$723,107	$713,241	$2,171,978	$2,112,086
Impairment of Goodwill	$10,748,731	-	$10,748,731	-
Adjusted Amount	$29,721,246	$39,717,766	$91,017,299	$93,556,816

Weighted average shares -- diluted	49,370,711	49,472,773	49,370,711	49,057,131
Adjusted diluted earnings per share	$0.51	$0.70	$1.60	$1.78